UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) July 25, 2008
SUNAIR SERVICES CORPORATION
(Exact name of registrant as specified in its charter)

Florida	1-04334	59-0780772

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
595 South Federal Highway
Suite 500
Boca Raton, FL 33432
(Address of Principal Executive Office) (Zip Code)
(561) 208-7400
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, If Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01 and Item 5.02 Entry into and Material Definite Agreement; Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On July 25, 2008, Sunair Services Corporation (the “Company”) sent John Hayes, its Chief Executive Officer and President, notice that his employment with the Company was being terminated and he was relieved of all executive officer positions and administrative duties with the Company and its subsidiaries effective as of the date of the notice. Mr. Hayes had been employed by the Company pursuant to a written employment agreement (“Employment Agreement”) dated March 29, 2005, which was previously filed as Exhibit 10.7 to the Company’s Form 10-Q filed with the Securities and Exchange Commission on May 16, 2005. Pursuant to the terms of his Employment Agreement, Mr. Hayes’ termination of employment with the Company will be effective sixty days after the 60 day notification period has expired on September 23, 2008. During the notice period, Mr. Hayes will continue to receive salary payments under his Employment Agreement. Pursuant to Section 5(a) of his Employment Agreement, Mr. Hayes will receive severance compensation at the rate of his salary in effect on September 23, 2008, plus the cost of premiums for any Company sponsored insurance policies (or the cash equivalent) for 24 months, payable in accordance with the Company’s normal payroll practices.
     The Company has appointed Jack I. Ruff to assume Mr. Hayes responsibilities as the Chief Executive Officer and President of the Company and as President of Middleton Pest Control, Inc., effective as of July 25, 2008. Mr. Ruff is a co-founder of Royal Palm Capital, Inc. (“RPCP”) and has been a partner of RPCP since September 2002 through the present date. Mr. Ruff has also served as vice president and director of Royal Palm Capital Management, Inc., since February 2005 through the present date. Prior thereto, Mr. Ruff served as Senior Vice President with Bank of America, N.A., where for over 18 years he was responsible for mergers and acquisitions and financing high growth public and private middle market companies. In this capacity, he evaluated and structured transactions using public and private equity, public and private senior debt and mezzanine securities. In addition, he was the Market Executive for Bank of America’s Financial Strategies Group where he managed a group of professional bankers focused on the middle market in Florida. Prior to joining Bank of America (formerly NationsBank) in 1984, he was employed for seven years by The First National Bank of Chicago’s Global Banking Group. Mr. Ruff received his B.S. in Finance and Economics from Indiana University.
     Mr. Ruff is a director and greater than 10% shareholder of RPC Financial Advisors, LLC (“RPC”), an entity which provides management services to the Company pursuant to a management services agreement dated February 8, 2008. The Management Services Agreement provides for a monthly management fee paid to RPC in an amount equal to one percent (1%) of the monthly gross revenue of the Company. Except for the foregoing, there are no transactions between Mr. Ruff and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Item 8.01	Other Events.
     On July 31, 2008, the Company issued a press release announcing the termination of Mr. Hayes employment without cause and the appointment of Mr. Ruff as the Company’s Chief Executive Officer and President, which is attached as Exhibit 99.1 and incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit	Description

99.1	Press Release dated July 31, 2008

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SUNAIR SERVICES CORPORATION
Date: July 31, 2008	By:	/s/ Ed Carriero
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release dated July 31, 2008

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